UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 6, 2004



                                    MFB CORP.
             (Exact name of registrant as specified in its charter)



                                     INDIANA
                 (State or other jurisdiction of incorporation)



                0-23374                             35-1907258
       (Commission File Number)         (IRS Employer Identification No.)



           4100 Edison Lakes Parkway, Suite 300
                     P.O. Box 528
                   Mishawaka, Indiana                            46546
         (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (574) 277-4200





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Item 2. Acquisition or Disposition of Assets

     On August 6, 2004, the Registrant completed the previously announced transaction whereby Registrant's wholly-owned subsidiary, MFB Financial, has acquired certain assets and assumed certain liabilities of Sobieski Bank (the "Acquisition").

     Under the terms of the agreement, MFB Financial paid Sobieski Bank $1.156 million, subject to post closing adjustments to be finalized within the next 10 days.

     As of June 30, 2004, Sobieski Bank, located in South Bend, Indiana, had approximately $105.1 million of assets and approximately $102.4 million of liabilities. Among items excluded from the Acquisition under the agreement were certain troubled and/or substandard assets, including certain commercial loans, real estate owned, assets seized in connection with litigation related to fraudulent activity affecting Sobieski Bank, and other items. The transaction was structured as an asset purchase and MFB Financial generally did not assume any of any of Sobieski's contingent liabilities. Sobieski Bank and its holding company, Sobieski Bancorp, Inc., have agreed to indemnify and protect MFB Financial against liabilities not assumed by MFB Financial in the transaction.

     As a result of the transaction, Registrant is expected to increase its total assets to approximately $548 million. MFB Financial is now operating the three Sobieski retail offices, all located in South Bend, as branch facilities under the MFB Financial name. The acquisition expands MFB Financial's offering of retail and small business financial services to eleven banking centers in the St. Joseph and Elkhart county metropolitan area.

     Pursuant to General Instruction F to Form 8-K, the press release issued August 6, 2004, concerning the closing of the Acquisition is attached hereto as
Exhibit 99.1 and incorporated by reference herein.

     When used in this Current Report on Form 8-K, the words or phrases "pro forma," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, the possibility that expected cost savings from the Acquisition cannot be fully realized or realized within the expected time frame, the possibility that revenues following the Acquisition may be lower than expected, changes in economic conditions in the Registrant's market area, changes in policies by regulatory agencies, fluctuations in interest rates, and demand for loans in Registrant's market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect the Registrant's financial performance and could cause the Registrant's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     The Registrant does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.





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Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements or Business Acquired.

          1. The financial statements of Sobieski Bancorp, Inc., including its consolidated statements of financial condition as of June 30, 2003 and 2002, and related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the two years in the period ended June 30, 2003, are attached hereto as Exhibit 99.2.

          2. The unaudited financial statements of Sobieski Bancorp, Inc., including its condensed consolidated statement of financial condition as of March 31, 2004, and related consolidated statements of income (loss) and comprehensive income (loss) for the three and nine months ending March 31, 2004 and 2003 and cash flows for the nine months ended March 31, 2004 and 2003 are attached hereto as Exhibit 99.3.

     (b)  Pro Forma Financial Statements.

          The pro forma financial information required by this Item 7(b) will be filed by amendment to this Current Report on Form 8-K no later than 60 days after the date that this report is required to be filed with the Securities and Exchange Commission.

     (c)  Exhibits

          Exhibit 2 -- Purchase and Assumption Agreement among MFB Financial, Sobieski Bank, and Sobieski Bancorp, Inc. dated April 25, 2004 (incorporated by reference from Exhibit A to the Registrant's Form 8-K filed with the Commission on April 26, 2004).

          Exhibit 99.1 -- Press release dated August 6, 2004 announcing the closing of the Acquisition.

          Exhibit 99.2 -- Audited Consolidated Statement Financial Condition as of June 30, 2003 and 2002 and Consolidated Statements of Operations and Comprehensive Loss, Changes in Stockholders' Equity, and Cash Flows for each of the two years in the period ended June 30, 2003, for Sobieski Bancorp, Inc.

          Exhibit 99.3 -- Unaudited Condensed Consolidated Statement of Financial Condition as of March 31, 2004, and related consolidated statements of income (loss) and comprehensive income (loss) for the three and nine months ending March 31, 2004 and 2003 and cash flows for the nine months ended March 31, 2004 and March 31, 2003, of Sobieski Bancorp, Inc.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          /s/ Charles J. Viater
                                          --------------------------------------
                                          Charles J. Viater, President and CEO

Dated: August 12, 2004




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